NUVEEN OPEN-END AND CLOSED-END FUNDS DEFERRED COMPENSATION

PLAN FOR INDEPENDENT DIRECTORS AND TRUSTEES

PARTICIPATING FUNDS

Participating funds 1 : Funds from which director compensation can be deferred 2 : AUM ≥ $270MM 3 : funds do not lose Participating status from a subsequent loss of assets 4 : list updated each quarter, with new funds that have surpassed the $270MM threshold

Current List of Participating Funds

AA	Nuveen All-American Municipal Bond Fund
BXMX	Nuveen S&P 500 Buy-Write Income Fund
CT	Nuveen Connecticut Municipal Bond Fund
DIAX	Nuveen Dow 30SM Dynamic Overwrite Fund
FCB	Nuveen Core Plus Bond Fund
FEI	Nuveen Dividend Value Fund
FEIX	Nuveen Equity Index Fund
FGI	Nuveen Global Infrastructure Fund
FHIB	Nuveen High Income Bond Fund
FIPS	Nuveen Inflation Protected Securities Fund
FITB	Nuveen Core Bond Fund
FLCGO	Nuveen Large Cap Growth Opportunities Fund
FMCGO	Nuveen Mid Cap Growth Opportunities Fund
FMCI	Nuveen Mid Cap Index Fund
FMCV	Nuveen Mid Cap Value Fund
FMN	Nuveen Minnesota Municipal Bond Fund
FMNI	Nuveen Minnesota Intermediate Municipal Bond Fund
FRES	Nuveen Real Estate Securities Fund
FSCS	Nuveen Small Cap Select Fund
FSTB	Nuveen Short Term Bond Fund
FSTF	Nuveen Short Term Municipal Bond Fund
FTMO	Nuveen Tactical Market Opportunities Fund
FTRB	Nuveen Strategic Income Fund
GDCS	Nuveen Gresham Diversified Commodity Strategy Fund
JCE	Nuveen Core Equity Alpha Fund
JDD	Nuveen Diversified Dividend and Income Fund
JFR	Nuveen Floating Rate Income Fund
JGH	Nuveen Global High Income Fund
JGV	Nuveen Global Equity Income Fund
JHA	Nuveen High Income December 2018 Target Term Fund
JHP	Nuveen Quality Preferred Income Fund 3
JLS	Nuveen Mortgage Opportunity Term Fund
JMF	Nuveen Energy MLP Total Return Fund
JMLP	Nuveen All Cap Energy MLP Opportunities Fund
JPC	Nuveen Preferred Income Opportunities Fund
JPI	Nuveen Preferred and Income Term Fund
JPS	Nuveen Quality Preferred Income Fund 2
JQC	Nuveen Credit Strategies Income Fund
JRI	Nuveen Real Asset Income and Growth Fund

JRO	Nuveen Floating Rate Income Opportunity Fund
JRS	Nuveen Real Estate Income Fund
JSD	Nuveen Short Duration Credit Opportunities Fund
JTA	Nuveen Tax-Advantaged Total Return Strategy Fund
JTD	Nuveen Tax-Advantaged Dividend Growth Fund
JTP	Nuveen Quality Preferred Income Fund
KY	Nuveen Kentucky Municipal Bond Fund
LT	Nuveen Limited Term Municipal Bond Fund
MO	Nuveen Missouri Municipal Bond Fund
NAC	Nuveen California Dividend Advantage Municipal Fund
NAD	Nuveen Dividend Advantage Municipal Fund
NAN	Nuveen New York Dividend Advantage Municipal Fund
NBB	Nuveen Build America Bond Fund
NC	Nuveen North Carolina Municipal Bond Fund
NCA	Nuveen California Municipal Value Fund, Inc.
NCASP	Nuveen California Municipal Bond Fund
NCHY	Nuveen California High Yield Municipal Bond Fund
NDGF	Nuveen Santa Barbara Dividend Growth Fund
NEA	Nuveen AMT-Free Municipal Income Fund
NEV	Nuveen Enhanced Municipal Value Fund
NFMI	Nuveen Michigan Municipal Bond Fund
NFNJ	Nuveen New Jersey Municipal Bond Fund
NFNY	Nuveen New York Municipal Bond Fund
NFOH	Nuveen Ohio Municipal Bond Fund
NFPA	Nuveen Pennsylvania Municipal Bond Fund
NFVA	Nuveen Virginia Municipal Bond Fund
NGAC	Nuveen Tradewinds Global All-Cap Fund
NGIS	Nuveen Large Cap Value Fund
NHYF	Nuveen High Yield Municipal Bond Fund
NID	Nuveen Intermediate Duration Municipal Term Fund
NIGF	Nuveen Tradewinds International Value Fund
NIO	Nuveen Municipal Opportunity Fund, Inc.
NKX	Nuveen California AMT-Free Municipal Income Fund
NMA	Nuveen Municipal Advantage Fund, Inc.
NMBF	Nuveen Intermediate Duration Municipal Bond Fund
NMCVF	Nuveen NWQ Multi-Cap Value Fund
NMO	Nuveen Municipal Market Opportunity Fund, Inc.
NMTR	Municipal Total Return Managed Accounts Portfolio
NMY	Nuveen Maryland Premium Income Municipal Fund

NMZ	Nuveen Municipal High Income Opportunity Fund
NNC	Nuveen North Carolina Premium Income Municipal Fund
NPF	Nuveen Premier Municipal Income Fund, Inc.
NPI	Nuveen Premium Income Municipal Fund, Inc.
NPM	Nuveen Premium Income Municipal Fund 2, Inc.
NPP	Nuveen Performance Plus Municipal Fund, Inc.
NPSF	Nuveen Preferred Securities Fund
NPT	Nuveen Premium Income Municipal Fund 4, Inc.
NPV	Nuveen Virginia Premium Income Municipal Fund
NQI	Nuveen Quality Municipal Fund, Inc.
NQM	Nuveen Investment Quality Municipal Fund, Inc.
NQP	Nuveen Pennsylvania Investment Quality Municipal Fund
NQS	Nuveen Select Quality Municipal Fund, Inc.
NQU	Nuveen Quality Income Municipal Fund, Inc.
NRAI	Nuveen Real Asset Income Fund
NRK	Nuveen New York AMT-Free Municipal Income Fund
NSCV	Nuveen NWQ Small-Cap Value Fund
NSDHY	Nuveen Short Duration High Yield Municipal Bond Fund
NSL	Nuveen Senior Income Fund
NTC	Nuveen Connecticut Premium Income Municipal Fund
NUM	Nuveen Michigan Quality Income Municipal Fund
NUO	Nuveen Ohio Quality Income Municipal Fund
NUV	Nuveen Municipal Value Fund, Inc.
NVG	Nuveen Enhanced AMT-Free Municipal Credit Opportunities Fund
NVOF	Nuveen Tradewinds Value Opportunities Fund
NVX	Nuveen California Dividend Advantage Municipal Fund 2
NWLC	Nuveen NWQ Large-Cap Value Fund
NXC	Nuveen California Select Tax-Free Income Portfolio
NXJ	Nuveen New Jersey Dividend Advantage Municipal Fund
NXN	Nuveen New York Select Tax-Free Income Portfolio

NXP	Nuveen Select Tax-Free Income Portfolio
NXQ	Nuveen Select Tax-Free Income Portfolio 2
NXR	Nuveen Select Tax-Free Income Portfolio 3
NXZ	Nuveen Dividend Advantage Municipal Fund 2
NZF	Nuveen Enhanced Municipal Credit Opportunities Fund
NZH	Nuveen California Dividend Advantage Municipal Fund 3
QQQX	Nuveen Nasdaq 100 Dynamic Overwrite Fund
SBIE	Nuveen International Growth Fund
SCOF	Nuveen Symphony Credit Opportunities Fund
SFRI	Nuveen Symphony Floating Rate Income Fund
SPXX	Nuveen S&P 500 Dynamic Overwrite Fund
TN	Nuveen Tennessee Municipal Bond Fund
WLCG	Nuveen Winslow Large-Cap Growth Fund

NUVEEN OPEN-END AND CLOSED-END FUNDS DEFERRED COMPENSATION

PLAN FOR INDEPENDENT DIRECTORS AND TRUSTEES

ELIGIBLE FUNDS

Eligible funds 1 : funds in which deferred compensation can be deemed invested 2 : selected from equity and taxable income open-end funds 3 : municipal funds are not included as they are tax-exempt and would therefore not be appropriate in a tax-advantaged deferred compensation plan 4 : deferred compensation is not actually invested in these funds; investments track the performance of these funds 5 : updated annually

Current List of Eligible Funds

Nuveen Core Plus Bond Fund

Nuveen Dividend Value Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen International Growth Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Multi-Manager Large-Cap Value Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen Real Asset Income Fund

Nuveen Short Term Bond Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen Winslow Large-Cap Growth Fund

List of Changes

3/28/2016

No changes

12/22/2015

Added the following funds to the list of Eligible Funds:

Nuveen High Income December 2018 Target Term Fund (JHA)

Nuveen Minnesota Municipal Bond Fund (FMN)

6/23/2015

Added the following funds to the list of Eligible Funds:

Nuveen New York Dividend Advantage Municipal Fund (NAN)

Nuveen Gresham Diversified Commodity Strategy Fund (GDCS)

2/24/2015

Added the following funds to the list of Eligible Funds:

Global High Income Fund (JGH) – merger of JGG/JGT

Dow 30SM Dynamic Overwrite Fund (DIAX) – merger of DPO/DPD

S&P 500 Buy-Write Income Fund (BXMX) – merger of JSN/JPZ

New Jersey Dividend Advantage Muni Fund (NXJ) – merger of

10/1/2014

Added the following funds to the list of Eligible Funds, as of Q4 2014:

Real Asset Income Fund

International Growth Fund

6/30/2014

Added the following funds to the list of Eligible Funds, as of Q3 2014:

All-Cap Energy Opportunities Fund

NWQ Small Cap Value Fund

11/30/2013

Added the following funds to the list of Eligible Funds, as of Q1 2014:

Core Plus Bond Fund

Dividend Value Fund

High Income Bond Fund

Inflation Protected Securities Fund

International Growth Fund

Mid Cap Growth Opportunities Fund

NWQ Large-Cap Value Fund

Real Asset Income Fund

Symphony Credit Opportunities Fund

Symphony Floating Rate Income Fund

Symphony Large-Cap Growth Fund

Tradewinds Global All-Cap Fund

Winslow Large-Cap Growth Fund

9/30/2013

Added the following funds to the list of Participating Funds, as of Q3 2013:

Symphony Floating Rate Income

Short Duration High Yield

6/30/2013

Added the following fund to the list of Participating Funds, as of Q1 2013:

Ohio Quality Income Municipal

Removed the following funds from the list of Participating Funds:

Municipal High Income Opportunity Fund 2

3/31/2013

Added the following fund to the list of Participating Funds, as of Q1 2013:

New York AMT-Free Municipal Income Fund

Removed the following funds from the list of Participating Funds:

New York Quality Income

New York Investment Quality Municipal

New York Select Quality Municipal

Premier Municipal Opportunity

1/2/2013

Added the following fund to the list of Participating Funds, as of Q4 2012:

Intermediate Duration Municipal Term

Symphony Credit Opportunities

California High Yield

Minnesota Intermediate

Tactical Market Opportunities

8/2/2012

Added the following fund to the list of Participating Funds, as of 8/1/2012:

Insured California Tax-Free Advantage

New Jersey

Short Duration Credit Opportunities

7/19/2012

Removed the following funds from the list of Participating Funds:

California Insured Premium Fund

California Municipal Bond Fund 2

Conservative Allocation Fund

Florida Preference Municipal Bond Fund

Insured California Dividend Advantage Fund

Insured California Premium Income Fund 2

Intermediate Tax Free Fund

Moderate Allocation Fund

Premier Insured Municipal Income Fund

Tax-Advantaged Floating Rate Fund

Tax Free Fund

11/16/2011

Added the following fund to the list of Participating Funds, as of 1/1/2012:

Winslow Large Cap Growth Fund

9/20/2011

Removed the following funds from the list of Eligible Funds, as of 10/1/2011:

Nuveen Growth Allocation

Nuveen Moderate Allocation

Nuveen Short Duration Bond Fund

Added the following funds to the list of Eligible Funds, as of 10/1/2011:

Nuveen Short Term Bond Fund

Nuveen Strategy Balanced Allocation Fund

7/19/11

Added the following funds to the list of Participating Funds, as of 6/30/11:

Santa Barbara Dividend Growth

Inflation Protected Securities Fund

5/23/11

Added the following funds to the list of Participating Funds, as of 7/1/11:

Real Estate Securities Fund

Mid Cap Growth Opportunities Fund

Core Bond Fund

Equity Income Fund

Equity Index Fund

Intl Select Fund

Short Term Bond Fund

Intermediate Tax Free Fund

Small Cap Select Fund

Intermediate Term Bond Fund

International Fund

Total Return Bond Fund

Large Cap Growth Opportunities Fund

High Income Bond Fund

Tax Free Fund

Energy MLP Total Return Fund

Mid Cap Value Fund

Mid Cap Index Fund

Short Tax Free Fund

NASDAQ Premium Income & Growth

MLP & Strategic Equity

11/16/10

Added Nuveen NWQ Large-Cap Value Fund (NWLC) and Nuveen Dow 30 Enhanced Premium & Income Fund (DPO) to the Participating Funds List as of 1/1/11.

7/27/10

Added Nuveen Build America Bond Fund (NBB) to the Participating Funds List.

5/26/10

Added Pennsylvania Municipal Bond Fund (NFPA) and Enhanced Municipal Value Fund (NEV) to the Participating Funds List

2/27/10

Added Mortgage Opportunity Term Fund (JLS) to the Participating Funds List

10/30/09

Added Nuveen Preferred Securities Fund to the Participating Funds List

Removed Nuveen Florida Quality Income Municipal Fund, Nuveen Florida Investment Quality Municipal Fund, and Nuveen Insured Florida Premium Income Municipal Fund from the Participating Funds List

6/30/09

Removed the Rittenhouse Growth Fund from both Participating and Eligible Funds Lists

11/30/08

For the list of Eligible Funds, the following changes were made:

The Global Value Fund was converted to the Growth Allocation Fund

The Large-Cap Value Fund was converted to the Multi-Manager Large-Cap Value Fund

The Balance Stock and Bond Fund was converted to the Moderate Allocation Fund

The Santa Barbara Dividend Growth Fund was added

The Nuveen Short Duration Fund was added

3Q08

No changes to the Participating Funds List or Eligible Funds List

2Q08

No changes to the Participating Funds List or Eligible Funds List

1Q08

No changes to the Participating Funds List or Eligible Funds List

4Q07

No changes to the Participating Funds List or Eligible Funds List

3Q07

Added Nuveen Tradewinds Global All-Cap Fund (NGAC), and Nuveen Tax-Advantaged Dividend Growth Fund (JTD) to the Participating Funds list

2Q07

Added Nuveen Multi-Currency Short-Term Government Income Fund (JGT) to the Participating Funds list

1Q07

Added Nuveen Core Equity Alpha Fund (JCE) to the Participating Funds list

4Q06

Added Nuveen North Carolina Municipal Bond Fund (NC), Nuveen NWQ Value Opportunities Fund (NVOF), and Nuveen Global Value Opportunities Fund (JGV) to the Participating Funds list.

3Q06

No changes to Participating Funds List or Eligible Funds List

2Q06

No changes to Participating Funds List

2/8/2006

Added Nuveen Equity Premium and Growth Fund (JPG) and Nuveen NWQ

International Value Fund (NIGF) to the Participating List.

11/11/2005

Added NWQ Global Value Fund (NGVF), NWQ Value Opportunities Fund (NVOF), and the NWQ

Small-Cap Value Fund (NSCV) to the Eligible List.

9/27/2005

Added Nuveen Equity Premium Opportunity Fund (JSN), Nuveen Equity Premium Advantage Fund

(JLA), Nuveen NWQ Multi-Cap Value Fund (NMCVF), Nuveen Tax-Advantaged Floating Rate

Fund (JFP), and Nuveen Virginia Municipal Bond Fund (NFVA) to the Participating List